                                                                Exhibit 3.1

As of ~~January 28, 2003~~November 13, 2007

FIRST MID-ILLINOIS BANCSHARES, INC.
(the “Corporation”)

AMENDED AND RESTATED
BY-LAWS~~, AS AMENDED~~

ARTICLE I

OFFICES

           Section 1.                      The registered office shall be in the City of Dover, County of Kent, State of Delaware.

           Section 2.                      The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the ~~corporation~~Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

           Section 1.                      All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

           Section 2.                      Annual meetings of stockholders, commencing with the year ~~1986,~~2008, shall be held on the ~~third~~last Wednesday ~~of May~~in April, if not a legal holiday, and if a legal holiday, then on the next secular day following, at ~~11:00 a.m.~~4:00 p.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect  by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

           Section 3.                      Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

           Section 4.                      The officer who has charge of the stock ledger of the ~~corporation~~Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.                      Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in an amount of the entire capital stock of the ~~corporation~~Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

           Section 6.                      Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

           Section 7.                      Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

           Section 8.                      The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

           Section 9.                      When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes ~~or~~, of the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision or such question.

           Section 10.                                Each holder of common stock of the ~~corporation~~Corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be valid after three years from the date of its execution, unless a longer time is expressly provided therein.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to the immediately preceding sentence, a stockholder may validly grant such authority (a) by executing a writing authorizing another person or persons to act for such stockholder as proxy or (b) by authorizing another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic ~~submission~~transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the submission, provided that any such telegram, cablegram or other means of electronic ~~submission~~transmission must either contain or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic ~~submission~~transmission was transmitted by or authorized by the stockholder, or by any other method allowed under the Delaware General Corporation Law, as amended (the “Delaware Corporation Law”).

           Section 11.                                Any action required to be taken at any annual or special meeting of stockholders of the ~~corporation~~Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

MEETINGS OF THE BOARD OF DIRECTORS

           Section 1.                      The board of directors of the ~~corporation~~Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

           Section 2.                      ~~The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.Section 3.~~ Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board and in any manner, including by means of conference telephone or similar communications, permitted under the Delaware Corporation Law~~, as the same may be from time to time amended~~.

           Section ~~4.~~3.                                Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail ~~or by~~, telegram or electronic transmission; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

           Section ~~5.~~4.                                At all meetings of the board, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

           Section ~~6.~~5.                                Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the board or committee.

COMMITTEE OF DIRECTORS

           Section ~~7.~~6.                                The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the ~~corporation.~~Corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the ~~corporation~~Corporation, and may authorize the seal of the ~~corporation~~Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the ~~corporation~~Corporation's property and assets, recommending to the stockholders a dissolution of the ~~corporation~~Corporation or a revocation of a dissolution, or amending the by-laws of the ~~corporation~~Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

           Section ~~8.~~7.                                Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

           Section ~~9.~~8.                                The board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors of a stated salary as director.  No such payments shall preclude any director from serving the ~~corporation~~Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

           Section 1.                      Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the ~~corporation~~Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telegram, telex, or similar device or, to the extent permissible under Section 232 of the Delaware Corporation Law, other electronic transmission to the number or address specified in the records of the Corporation.

           Section 2.                      Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

           Section 1.                      The officers of the ~~corporation~~Corporation shall be chosen by the board of directors and shall be a chairman of the board of directors, a president, a secretary and a treasurer.  The board of directors may also choose one or more vice-presidents, and one or more assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

           Section 2.                      The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice-presidents, a secretary and a treasurer.

           Section 3.                      The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

           Section 4.                      The salaries of all officers and agents of the ~~corporation~~Corporation shall be fixed by the board of directors.

           Section 5.                      The officers of the ~~corporation~~Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the ~~corporation~~Corporation shall be filled by the board of directors.

THE PRESIDENT

           Section 6.                      The president shall be the chief executive officer of the ~~corporation~~Corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the ~~corporation~~Corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

           Section 7.                      He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the ~~corporation~~Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the ~~corporation~~Corporation.

THE VICE-PRESIDENTS

           Section 8.                      In the absence of the president or in the event of his or her inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

           Section 9.                      The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the ~~corporation~~Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be.  He or she shall have custody of the corporate seal of the ~~corporation~~Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary.  The board of directors may give general authority to any officer to affix the seal of the ~~corporation~~Corporation and to attest the affixing by his or her signature.

           Section 10.                                The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

           Section 11.                                The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the ~~corporation~~Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the ~~corporation~~Corporation in such depositories as may be designated by the board of directors.

           Section 12.                                 He or she shall disburse the funds of the ~~corporation~~Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the ~~corporation~~Corporation.

           Section 13.                                If required by the board of directors, he or she shall give the ~~corporation~~Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the ~~corporation~~Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the ~~corporation~~Corporation.

           Section 14.                                The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK; UNCERTIFICATED SHARES

           Section 1.                      ~~Every~~Some, all or any class or series of shares of the Corporation may be uncertificated shares.  Notwithstanding the Corporation’s authority to issue uncertificated shares, every holder of stock in the ~~corporation~~Corporation shall be entitled to have a certificate, signed by, or in the name of the ~~corporation~~Corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the ~~corporation~~Corporation, certifying the number of shares owned by him or her in the ~~corporation.~~Corporation.  If the ~~corporation~~Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of ~~the~~any certificate which the ~~corporation~~Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the ~~General~~Delaware Corporation Law ~~of Delaware~~, in lieu of the foregoing requirements, there may be set forth in the face or back of ~~the~~any certificate which the ~~corporation~~Corporation shall issue to represent such class or series of stock, a statement that the ~~corporation~~Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

           Section 2.                      Where a certificate is countersigned (1) by a transfer agent other than the ~~corporation~~Corporation or its employee, or (2) by a registrar other than the ~~corporation~~Corporation or its employee, any other signature on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the ~~corporation~~Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

           Section 3.                      The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the ~~corporation~~Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the ~~corporation~~Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the ~~corporation~~Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

           Section 4.                      Upon surrender to the ~~corporation~~Corporation or the transfer agent of the ~~corporation~~Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the ~~corporation~~Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  The board of directors may make such additional rules and regulations concerning the issue, transfer and registration of certificates for shares or uncertificated shares as it may deem necessary but that are not inconsistent with these by-laws.

FIXING RECORD DATE

           Section 5.                      In order that the ~~corporation~~Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

           Section 6.                      If no record date is fixed by the board of directors with regard to determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the record date shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  If no record date is fixed by the Board of Directors with regard to determining stockholders entitled to express consent to corporate action without a meeting, when no prior action by the board of directors is required by the certificate of incorporation of the Corporation or by statute, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered in the manner required by law to the Corporation at its registered office in the State of Delaware or at its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Corporation’s stockholders are recorded; and if no record date has been fixed by the board of directors and prior action by the board of directors is required by the certificate of incorporation or by statute, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.  If no record date is fixed by the board of directors with regard to determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the record date shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

           Section 7.                      Only those who shall be stockholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to consent to such corporate action in writing, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation after the applicable record date.

REGISTERED STOCKHOLDERS

           Section ~~6.~~8.                                The ~~corporation~~Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share of shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

           Section 1.                      Dividends upon the capital stock of the ~~corporation~~Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

           Section 2.                      Before payment of any dividend, there may be set aside out of any funds of the ~~corporation~~Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the ~~corporation~~Corporation, or for such other purpose as the directors shall think conducive to the interest of the ~~corporation~~Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

           Section 3.                      All checks or demands for money and notes of the ~~corporation~~Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

           Section 4.                      The fiscal year of the ~~corporation~~Corporation shall be fixed by resolution of the board of directors.

SEAL

           Section 5.                      The corporate seal shall have inscribed thereon the name of the ~~corporation~~Corporation, the year of its organization and the words "Corporate Seal, Delaware."  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ELECTRONIC TRANSMISSIONS

           Section 6.                      For purposes of these by-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.

ARTICLE VIII

AMENDMENTS

           Section 1.                      These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors at any regular meeting of the board of directors or of the stockholders or at any special meeting of the board of directors or of the stockholders, if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting of the stockholders.